UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

DIRECTVIEW HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DirectView Holdings, Inc.

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(561) 750-9777

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT OF 1934

APPROXIMATE DATE OF MAILING: August 13, 2018

To the Holders of Common Stock of DirectView Holdings, Inc.:

This Information Statement is first being mailed on or about August 13, 2018 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of DirectView Holdings, Inc., a Nevada corporation (the “Company”), as of the close of business on June 29, 2018 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholder holding 52.33% of the voting equity. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders and holders of the Company’s preferred stock. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock:

shareholders’ approval of an amendment to the Company’s Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 1,000,000,000 to 4,000,000,000 as provided for herein (the “Increase in Authorized Shares”).

On July 2, 2018, one shareholder, holding 52.33% of the votes of the outstanding shares of Common Stock, based on ownership of 51 shares of Series A Preferred Stock and 5,264,703 shares of Common Stock, consented in writing to the matters described herein. As a result, these matters were approved by the majority required by law and no further votes will be needed.

The enclosed information statement contains information pertaining to the matter acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at www.directview.com.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to shareholders of the Company pursuant to Section 615(c) of the Nevada Revised Statutes.

By Order of the Board of Directors,

/s/ Roger Ralston

Roger Ralston

Chief Executive Officer, Chairman

August 13, 2018

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF DIRECTVIEW HOLDINGS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

DirectView Holdings, Inc.

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(561) 750-9777

INFORMATION STATEMENT

(Definitive)

August 13, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of June 29, 2018 (the “Record Date”) of common stock, par value $0.0001 per share (the “Common Stock”), of DirectView Holdings, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), to notify the Common Stockholders of the following:

On July 2, 2018, the Company received a written consent in lieu of a meeting by the holders of 52.33% of the voting power of the Common Stock, including shares of preferred stock (the “Majority Stockholder”) authorizing the following action:

●

shareholders’ approval of an amendment to the Company’s Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 1,000,000,000 to 4,000,000,000 as provided for herein (the “Increase in Authorized Shares”).

On July 2, 2018, the Company’s Board of Directors (the “Board”) approved the Increase in Authorized Shares and recommended for approval to the Majority Stockholder the Shareholder Approval.

On July 2, 2018, the Majority Stockholder approved the Shareholder Approval by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock and holders of the Company’s preferred stock on or about August 13, 2018.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock held by the Majority Stockholder, the number of shares of Series A Preferred held by the Majority Stockholders, the total number of votes that the Majority Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series A Preferred held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Roger Ralston	5,264,703	51	207,372,552	207,372,552	52.33%
TOTAL	5,264,703	51	207,372,552	207,372,552	52.33%

ACTIONS: SHAREHOLDERS’ APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 1,000,000,000 TO 4,000,000,000 AS PROVIDED FOR HEREIN.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder.

The Shareholder Approval will become effective on the date that is twenty (20) calendar days after the mailing of this information statement.

We currently expect that such effective date will be on or about August 30, 2018.

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INTERESTS OF CERTAIN PERSONS IN MATTERS ACTED UPON

The Company’s current controlling shareholder, Roger Ralston, is the holder of 5,264,703 shares of Common Stock, and 51 shares of Series A Preferred Stock, or approximately 52.33% of the shares of Common Stock currently issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 20, 2018, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, Series A preferred stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock, that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 202,743,300 shares of Common Stock outstanding as of July 20, 2018. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of the date hereof. In addition, as of the date hereof, 51 shares of Series A Preferred Stock, were outstanding. We did not deem such options or shares of Preferred Stock outstanding, however, for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o DirectView Holdings Inc., 21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL 33433.

Name of Beneficial Owner (1)	Shares of Series A Preferred	Percent of Series A Preferred (2)	Shares of Common Stock	Percent of Common Stock (2)

Roger Ralston	51	100%	5,264,703	2.71%
Chief Executive Officer, President, Chairman

Michele Ralston	0	0%	3,000	* %
Chief Financial Officer, Secretary, Treasurer and Director

All officers and directors as a group (2 persons)	51	100%	5,267,703	2.71%

All officers, directors and 5% holders as a group (2 persons)	51	100%	5,267,703	2.71%

(1)	The address for each officer and director is 21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL unless otherwise noted.

(2)	Calculated on the basis of 202,743,300 shares outstanding on July 20, 2018.

* represents less than 1%

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AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION

INCREASE OF AUTHORIZED SHARES

The holder of at least a majority of the voting equity of the Company, on July 2, 2018, authorized the increase of our shares of authorized Common Stock from 1,000,000,000 to 4,000,000,000.

The holder of at least the majority of outstanding shares of our Common Stock believes that it is advisable and in the best interests of the Company and its shareholders effect an Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

THERE CAN BE NO ASSURANCE THAT A SUITABLE BUSINESS OPPORTUNITY WILL BE EFFECTED FOLLOWING THE COMPLETION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

The Increase in Authorized Shares will be effected by filing the Restated Certificate with the Secretary of State of Nevada which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Increase in Authorized Shares will become effective upon such filing.

EFFECTS OF AMENDMENT

The following table summarizes the principal effects of the Increase in the Authorized Shares:

	Pre-Increase	Post-Increase
Common Shares
Issued and Outstanding	202,743,300	202,743,300
Authorized	1,000,000,000	4,000,000,000

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE INCREASE IN AUTHORIZED SHARES

The implementation of the Increase in Authorized Shares will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board, including a transaction that may be favored by a majority of our shareholders or in which our shareholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares, thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Certificate of Incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board does not intend to use the consolidation as a part of or a first step in a “going private” transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to DirectView Holdings Inc., 21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL 33433.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Shareholder Approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to DirectView Holdings, Inc. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement. You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date as is expressly set forth herein.

By Order of the Board of Directors

/s/ Roger Ralston

Roger Ralston

Chairman and Chief Executive Officer

Dated: August 13, 2018

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Exhibit A

FORM OF CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF DIRECTVIEW HOLDINGS, INC., AS AMENDED

1.	Name of the Corporation:

DirectView Holdings, Inc. (the “Corporation”)

2.	The articles have been amended as follows (provide article numbers, if available):

3. has been removed entirely and replaced as follows.

3. The total number of shares of capital stock which the Corporation shall have the authority to issue is four billion five million (4,005,000,000) shares, consisting of four billion (4,000,000,000) shares of Common Stock with $0.0001 par value and five million (5,000,000) shares of Preferred Stock with $0.0001 par value. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof; to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to the Nevada Revised Statutes, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 52.33%

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Roger Ralston, Chief Executive Officer